UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2022

HILLENBRAND, INC.

(Exact name of registrant as specified in its charter)

Indiana	1-33794	26-1342272
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Batesville Boulevard
Batesville, Indiana	47006
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (812) 934-7500

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. of Form 8-K):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, without par value	HI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

As previously reported, on October 6, 2022, Hillenbrand, Inc. (the “Company”), completed its previously announced acquisition (the “Acquisition”) of all of the securities of Linxis Group SAS, a company organized under the laws of France (“Linxis”) from the holders thereof (the “Sellers”).

As a result of the Acquisition, the Company acquired all of the issued and outstanding shares of Linxis, and Linxis became a wholly owned subsidiary of the Company for total aggregate consideration of $590.8 million (€596.2 million) in cash, reflecting an enterprise value of approximately $566.8 million (€572.0 million) plus cash acquired at closing, subject to post-closing adjustment for any leakage pursuant to the locked-box structure of the Acquisition.

This Amendment No. 1 on Form 8-K/A is being filed by the Company to amend the Current Report on Form 8-K filed on October 6, 2022 (the “Original Report”), solely to provide the disclosures required by Item 9.01 of the Current Report on Form 8-K that were not previously filed with the Original Report.

ITEM 9.01.	Financial Statements and Exhibits.

Financial Statements of Businesses Acquired and Pro Forma Financial Information

As a result of acquiring Linxis, and based on the criteria in Rule 3-05 of Regulation S-X, the Company would ordinarily be required to file certain historical audited financial statements for Linxis and corresponding pro forma financial information pursuant to Article 11 of Regulation S-X. However, because the Company believed that Linxis’s full financial statements would not be material to the Company’s shareholders and would be of limited value to investors, the Company requested relief from the U.S. Securities and Exchange Commission (the “SEC”) from the requirements under Rule 3-05 and Article 11 of Regulation S-X to file audited financial statements and pro forma financial information in connection with the acquisition described in Item 2.01 of this Current Report on Form 8-K. In response to the waiver request, the SEC advised the Company that it could file an audited statement of assets acquired and liabilities assumed as of the closing date of October 6, 2022 (the “Audited Statement”) and a related pro forma balance sheet (the “Balance Sheet”) in lieu of the full financial statements of Linxis and any pro forma financial statements required under Rule 3-05 and Article 11 of Regulation S-X. Accordingly, the Audited Statement is filed as Exhibit 99.1 to this Current Report on Form 8-K/A and incorporated by reference herein, and the Balance Sheet is filed as Exhibit 99.2 to this Current Report on Form 8-K/A and incorporated by reference herein.

(d)       Exhibits

Exhibit No.	Description

Exhibit 23.1	Consent of Independent Auditors
Exhibit 99.1	Audited Statement of Assets Acquired and Liabilities Assumed
Exhibit 99.2	Pro Forma Condensed Combined Balance Sheet
Exhibit 104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 22, 2022	HILLENBRAND, INC.

	By:	/s/ Robert M. VanHimbergen
Robert M. VanHimbergen Senior Vice President and Chief Financial Officer